FIFTH AMENDMENT TO
                      AMENDED AND RESTATED CREDIT AGREEMENT



         THIS FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT ("Fifth Amendment") dated as of October 15, 1999 by and among SHAW INDUSTRIES, INC., a corporation organized under the laws of the State of Georgia (the "Borrower"), the Lenders appearing on the signature pages hereof (the "Lenders"), and BANK OF AMERICA, N.A. (f/k/a NationsBank, N.A.), as Issuing Bank and Administrative Agent.

         WHEREAS, the Borrower, the Lenders, the Issuing Bank and the Administrative Agent entered into a certain Amended and Restated Credit Agreement dated as of March 16, 1998, as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of August 7, 1998, that certain Second Amendment to Amended and Restated Credit Agreement dated as of October 6, 1998, that certain Third Amendment to Amended and Restated Credit Agreement dated as of October 15, 1998 and that certain Fourth Amendment to Amended and Restated Credit Agreement dated as of August 20, 1999 (as so amended, the "Credit Agreement"), pursuant to which the Lenders made certain financial accommodations available to the Borrower;

         WHEREAS, the Borrower has requested that the Lenders amend the Credit Agreement on the terms and conditions set forth herein; and

         WHEREAS, the Lenders are willing to so amend the Credit Agreement on the terms and conditions set forth herein.

         NOW, THEREFORE, for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties hereto agree as follows:

         Section 1.  Specific Amendments to Credit Agreement.

         (a) The Credit Agreement is hereby amended by deleting the defined term "Applicable Margin " contained in Section 1.1 thereof and substituting in lieu thereof the following:

                  "'Applicable Margin' means, at any time from and after the Fifth Amendment Effective Date, the percentage rate set forth below for a given Type of Loan corresponding to the Consolidated Funded Debt/EBITDA Ratio of the Borrower in effect at such time:

                 Consolidated Funded                 Applicable Margin for       Applicable Margin for
                  Debt/EBITDA Ratio                     Base Rate Loans               LIBOR Loans
     --------------------------------------------- --------------------------- --------------------------
     Greater than 3.50 to 1.00                                 0%                        0.85%
     --------------------------------------------- --------------------------- --------------------------
     Less than or equal to 3.50 to 1.00 but
        greater than 3.00 to 1.00                              0%                        0.65%
     --------------------------------------------- --------------------------- --------------------------
     Less than or equal to 3.00 to 1.00 but
        greater than 2.50 to 1.00                              0%                        0.55%
     --------------------------------------------- --------------------------- --------------------------
     Less than or equal to 2.50 to 1.00 but
        greater than 2.00 to 1.00                              0%                        0.45%
     --------------------------------------------- --------------------------- --------------------------
     Less than or equal to 2.00 to 1.00                        0%                        0.32%
     --------------------------------------------- --------------------------- --------------------------

         On each Adjustment Date (as defined below), the Applicable Margin for all Syndicate Loans shall be determined and adjusted by the Administrative Agent, such adjustment to be effective on and as of each such Adjustment Date (based upon the calculation of the Consolidated Funded Debt/EBITDA Ratio as of the last day of the fiscal quarter to which such Adjustment Date relates) in accordance with the above matrix; provided, however, that, with respect to any LIBOR Loans outstanding on the Adjustment Date, no such adjustment shall be made to the Applicable Margin relating to such LIBOR Loan until the end of the Interest Period then in effect for such LIBOR Loan. For purposes of this definition, "Adjustment Date" shall mean (a) initially, the Fifth Amendment Effective Date (based on the Consolidated Funded Debt/EBITDA Ratio as of the last day of the fiscal quarter of the Borrower ending immediately prior to the Fifth Amendment Effective Date for which financial statements have been provided in accordance with Section 9.1 or 9.2, as applicable); and (b) thereafter, the date (and if such date is not a Business Day, on the next succeeding Business Day) on which the Borrower delivers, in accordance with Sections 9.1., 9.2. and 9.3., to the Administrative Agent (i) financial statements for the most recently completed applicable fiscal quarter and (ii) a duly completed Compliance Certificate with respect to such fiscal quarter (based on the Consolidated Funded Debt/EBITDA Ratio as of the last day of the fiscal quarter of the Borrower for which such financial statements are being delivered)."

         (b) The  Credit  Agreement  is hereby  further  amended  by adding  the
following   new  defined  term  to  Section  1.1  thereof  in  the   appropriate
alphabetical order:

                  "'Fifth Amendment Effective Date' means the "Trigger Date" under and as defined in that certain Fifth Amendment to Amended and Restated Credit Agreement dated as of October 15, 1999 among the Borrower, the Lenders named therein, the Issuing Bank and the Administrative Agent."

         (c) The Credit Agreement is hereby further amended by deleting subsection (b) contained in Section 10.1. thereof in its entirety and by redesignating subsection (c) of Section 10.1. as subsection (b).

         (d) The Credit  Agreement is hereby further amended by deleting Section
5.14. thereof in its entirety and substituting in lieu thereof the following:

                  "Section 5.14.  Facility Fee.

                  The Borrower agrees to pay to the Administrative Agent for the account of each Lender a facility fee for the period from the Fifth Amendment Effective Date through and including the Termination Date on the amount of the Revolving Commitment from time to time in effect and regardless of whether and to the extent the Revolving Commitment is utilized hereunder. The facility fee shall be calculated on a percentage per annum basis using the percentage rates set forth below corresponding to the Consolidated Funded Debt/EBITDA Ratio in effect at such time:

                         Consolidated Funded Debt/EBITDA Ratio                   Facility Fee Percentage
         ---------------------------------------------------------------------- ---------------------------
         Greater than 3.50 to 1.00                                                        .275%
         ---------------------------------------------------------------------- ---------------------------
         Less than or equal to 3.50 to 1.00 but greater than 3.00 to 1.00                 .225%
         ---------------------------------------------------------------------- ---------------------------
         Less than or equal to 3.00 to 1.00 but greater than 2.50 to 1.00                  .20%
         ---------------------------------------------------------------------- ---------------------------
         Less than or equal to 2.50 to 1.00 but greater than 2.00 to 1.00                 .175%
         ---------------------------------------------------------------------- ---------------------------
         Less than or equal to 2.00 to 1.00                                               .125%
         ---------------------------------------------------------------------- ---------------------------

         The facility fee shall be determined by the Administrative Agent on a quarterly basis in accordance with the following provisions. The Consolidated Funded Debt/EBITDA Ratio shall be determined and adjusted by the Administrative Agent promptly upon receipt of the financial statements required to be delivered by the Borrower to the Administrative Agent and the Lenders pursuant to Section 9.1. or 9.2., as applicable. Any adjustment to the facility fee shall be effective as of the first day of the fiscal quarter in which the quarterly (or annual) financial statements are delivered to the Administrative Agent and the Lenders. The facility fee hereunder shall be payable in arrears on (a) each Quarterly Date, (b) the date of each reduction in the Revolving Commitment (but only on the amount of the reduction), (c) on the Termination Date, (d) on the date the Commitments are otherwise terminated or reduced to zero and (e) thereafter from time to time on demand of the Administrative Agent. The Administrative Agent and the Lenders acknowledge that, from the Effective Date to (but excluding) the Fifth Amendment Effective Date, the fees payable under this Section
         5.14. shall be calculated and determined based on the "Facility Fee Percentage" in effect during such period."

         (e) The Credit Agreement is hereby further amended by inserting the following new Section 10.5.:

                  "Section 10.5.  Restricted Payments.


                  Declare or make any dividend payment, or make any other distribution of cash, property or assets, in respect of any of its capital stock or any warrants, rights or options to acquire its capital stock, or purchase, redeem, retire or otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire its capital stock, or set aside funds for any of the foregoing (collectively, "Restricted Payments") or cause or permit any Subsidiary to do any of the foregoing, except that:

                  (a) the Borrower may declare and make dividend payments or other distributions payable solely in its common stock;

                  (b) Subsidiaries may declare or make Restricted Payments to the Borrower or any intermediate Subsidiaries of the Borrower; and

                  (c) so long as no Default or Event of Default then exists or would result therefrom, the Borrower may, during the period from the Fifth Amendment Effective Date through the Termination Date, declare and make Restricted Payments; provided, that the aggregate amount of all such Restricted Payments under this subsection (c) shall not exceed the Permitted Amount (as defined below). For purposes of this Section 10.5, the term "Permitted Amount" shall mean an amount equal to: (1) $400,000,000 plus (2) net cash proceeds (net of Transaction Costs) received by the Borrower from the sale of any or all of its international business operations after the Fifth Amendment Effective Date in an aggregate amount up to but not to exceed $100,000,000 minus (3) the aggregate amount of Restricted Payments (other than those described in clauses (a) and (b) of this Section 10.5.) in excess of $50,000,000 made by the Borrower during the period from October 15, 1999 through and including the Fifth Amendment Effective Date."

         (f) The Credit Agreement is hereby further amended by deleting the Exhibit J thereto and substituting in lieu thereof the Exhibit J attached hereto as Exhibit A.

         Section 2.  Effectiveness of Amendment.

         (a) This Fifth Amendment shall be effective on the date on which this Fifth Amendment shall be duly executed and delivered by the Borrower, the Issuing Bank, the Administrative Agent and the Requisite Lenders.

         (b) Notwithstanding anything herein or otherwise to the contrary, the amendments contemplated by Section 1 of this Fifth Amendment shall not be or become effective until the date (the "Trigger Date") each of the following conditions precedent to effectiveness shall have been satisfied as determined by the Administrative Agent:

                  (i) the Administrative Agent and the Lenders shall have received written notice from the Borrower on or prior to April 15, 2000 requesting that this Fifth Amendment shall be and become effective; and

                  (ii) the Administrative Agent shall have received a certificate dated the date of the notice referred to in clause (i) immediately above from the Chief Financial Officer or the Treasurer of the Borrower certifying that, immediately prior to and after giving effect to the amendment contemplated hereby, no Default or Event of Default under the Credit Agreement exists.

         Section 3.  Representations and Warranties.

         (a) In order to induce the Lenders to enter into this Fifth Amendment, the Borrower hereby reaffirms each of the representations and warranties of the Borrower contained in the Credit Agreement as of the date hereof except for either: (i) the occurrence of any event that would render such representations or warranties untrue, but that is expressly permitted by the terms of the Credit Agreement or which would not cause an Event of Default under the Credit
Agreement or (ii) the occurrence of any event that would render such representations or warranties untrue but that previously has been disclosed in writing to the Lenders.

         (b) The execution, delivery and performance of this Fifth Amendment by the Borrower does not require the consent of any other Person under any document, instrument or agreement to which the Borrower is a party or under which the Borrower is bound.

         Section 4.  Benefits.

         This Fifth Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

         Section 5.  GOVERNING LAW.

         THIS FIFTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA.

         Section 6.  Effect.

         Except as expressly herein amended, the terms and conditions of the Credit Agreement shall remain in full force and effect without amendment or modification, express or implied.

         Section 7.  Counterparts.

         This Fifth Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties, their successors and assigns.

         Section 8.  Definitions.

         All capitalized terms which are used herein and not otherwise defined herein shall have the meanings given such terms as set forth in the Credit Agreement.

                    [Signatures Contained on Following Page]

   [Signature Page to Fifth Amendment to Amended and Restated Credit Agreement dated as of October 15, 1999 with Shaw Industries, Inc.]


         IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to Amended and Restated Credit Agreement to be executed under seal by their duly authorized officers as of the date first above written.

                           THE BORROWER:

                           SHAW INDUSTRIES, INC.


                           By:  ________________________________________________
                           Title:  _____________________________________________

                           THE ADMINISTRATIVE AGENT:

                           BANK OF AMERICA, N.A., as Administrative Agent


                           By:  ________________________________________________
                           Title:  _____________________________________________

   [Signature Page to Fifth Amendment to Amended and Restated Credit Agreement dated as of October 15, 1999 with Shaw Industries, Inc.]

                           THE LENDERS:

                           BANK OF AMERICA, N.A., as a Lender, Issuing Bank and Swing Line Lender


                           By:  ________________________________________________
                           Title:  _____________________________________________

                           SUNTRUST BANK, ATLANTA


                           By:  ________________________________________________
                           Title:  _____________________________________________


                           By:  ________________________________________________
                           Title:  _____________________________________________

                           WACHOVIA BANK, N.A.


                           By:  ________________________________________________
                           Title:  _____________________________________________

                           FIRST UNION NATIONAL BANK


                           By:  ________________________________________________
                           Title:  _____________________________________________

                           BANK ONE, NA


                           By:  ________________________________________________
                           Title:  _____________________________________________

   [Signature Page to Fifth Amendment to Amended and Restated Credit Agreement dated as of October 15, 1999 with Shaw Industries, Inc.]


                           SOUTHTRUST BANK, N.A.


                           By:  ________________________________________________
                           Title:  _____________________________________________

                           THE BANK OF TOKYO-MITSUBISHI, LTD.


                           By:  ________________________________________________
                           Title:  _____________________________________________

                           BANQUE NATIONALE DE PARIS, HOUSTON AGENCY


                           By:  ________________________________________________
                           Title:  _____________________________________________

                           GENERAL ELECTRIC CAPITAL CORPORATION


                           By:  ________________________________________________
                           Title:  _____________________________________________


                           THE INDUSTRIAL BANK OF JAPAN, LIMITED, ATLANTA AGENCY


                           By:  ________________________________________________
                           Title:  _____________________________________________

                                    EXHIBIT A

                                    EXHIBIT J

                         FORM OF COMPLIANCE CERTIFICATE


                     For the quarter ending _________, _____


Bank of America, N.A., as Administrative Agent
Independence Center
101 North Tryon Street, 15th Floor
Charlotte, North Carolina 28255-0001
Attention:  Agency Services

Each of the Lenders a party to
  the Credit Agreement (defined below)

Ladies and Gentlemen:

         Reference is made to that certain Amended and Restated Credit Agreement dated as of March 16, 1998 (as amended, modified, restated or supplemented from time to time, the "Credit Agreement"; capitalized terms used herein, and not otherwise defined herein, shall have their respective defined meanings as set forth in the Credit Agreement) among Shaw Industries, Inc. (the "Borrower"), the Lenders named therein, and Bank of America, N.A., as Issuing Bank and Administrative Agent (the "Administrative Agent").

         Pursuant to Section 9.3 of the Credit Agreement, the undersigned hereby certifies to the Administrative Agent, the Issuing Bank and the Lenders as follows:

         (1)______The undersigned is the [Treasurer/Chief Financial Officer/ independent public accountant] of the Borrower.

         (2)______The undersigned has examined the books and records of the Borrower and has conducted such other examinations and investigations as are reasonably necessary to provide this Compliance Certificate.

         (3)______The Borrower is in compliance with Articles 9 and 10 of the Credit Agreement and no Default or Event of Default has occurred and is continuing [for Compliance Certificate delivered by Treasurer or Chief Financial Officer only].

         The undersigned hereby further certifies to the Administrative Agent, the Issuing Bank and the Lenders that the following financial information of the Borrower is true and correct as of the date hereof:

I.     EBIT to Interest Ratio (ss.10.1(a))1

     A.  Consolidated EBIT for Four-Quarter Period:

           Consolidated Net Income                     $_________________
           plus, to the extent deducted in
              determining Consolidated Net Income:
                Consolidated Interest Expense          $_________________
                Income Taxes                           $_________________

         Consolidated EBIT:                            $


     B.  Consolidated Interest Expense for
         Four-Quarter Period:                          $_________________

     C.  EBIT to Interest Ratio (A divided by B):      _________:1:00   minimum ratio required: 2.25 to 1.00


II.    Consolidated Funded Debt to EBITDA (ss.10.1(b))

     A.  Consolidated Funded Debt Outstanding:                       $_________________

     B.  Consolidated EBITDA for Four-Quarter Period:

           Consolidated Net Income                                   $_________________
           plus, to the extent deducted in determining
              Consolidated Net Income
                Consolidated Interest Expense, plus                  $_________________
                Income Taxes, plus                                   $_________________
                Depreciation, plus                                   $_________________
                Amortization                                         $_________________

         Consolidated EBITDA:                                        $

     C.  Consolidated Funded Debt to EBITDA Ratio (A divided by B):  _________:1:00        maximum ratio permitted: 4.00 to 1.00

III.   Indebtedness (ss.10.2)

     A.  Capital Lease Debt/Purchase Money Debt Outstanding:
                                                                     $_________________    maximum allowed: $50,000,000

     B.  Consolidated Funded Debt incurred after Effective Date
         plus Indebtedness related to Nylon Polymer                  $_________________    maximum allowed: [20% of Total Assets]
         (ss.10.2(f)(iii)):

     C.  Sold Receivables Indebtedness:                              $_________________    maximum allowed: $325,000,000

IV.    Restricted Payments (ss.10.5)

     A.  Restricted Payments made since Fifth Amendment Effective
         Date other than those described in Section 10.5(a) and      $_________________
         (b):

     B.  Permitted Amount as of the date
         hereof:

         $400,000,000

         plus net cash  proceeds  received from sale of  international  business operations after Fifth Amendment Effective Date (not to exceed
         $100,000,000)                        $_______________

         minus aggregate  Restricted  Payments made between October 15, 1999 and
         Fifth Amendment Effective Date in excess of $50,000,000
                                              $---------------
         Permitted Amount as of the date hereof:
                                                                     $-----------------

     C.  Test - Item A must be less than or equal to Item B          Yes: ___    No: ___

V.     Year-end Certificate only - Operating Leases (ss.10.9)

         Aggregate amount of all rents paid under operating leases
         during fiscal year:                                         $_________________    maximum allowed: $100,000,000

VI.    Year-end Certificate only - Investments (ss.10.3(vii))

         Aggregate amount of all non-acquisition related
         investments during fiscal year:                             $_________________    maximum allowed: $50,000,000

         Based on the Consolidated Funded Debt to EBITDA Ratio described above in item III.C. above, the undersigned hereby confirms that the facility fee percentage payable pursuant to Section 5.14 of the Credit Agreement on and after the Fifth Amendment Effective Date2 is _____% and the Applicable Margin for LIBOR Loans on and after the Fifth Amendment Effective Date is ______%.

                     Consolidated Funded               Facility Fee        Applicable Margin
                      Debt/EBITDA Ratio                 Percentage          for LIBOR Loans
            -------------------------------------- --------------------- ----------------------
            Greater than 3.50 to 1.00                     .275%                  0.85%
            -------------------------------------- --------------------- ----------------------
            Less than or equal to 3.50 to 1.00
               but greater than 3.00 to 1.00              .225%                  0.65%
            -------------------------------------- --------------------- ----------------------
            Less than or equal to 3.00 to 1.00
               but greater than 2.50 to 1.00               .20%                  0.55%
            -------------------------------------- --------------------- ----------------------
            Less than or equal to 2.50 to 1.00
               but greater than 2.00 to 1.00              .175%                  0.45%
            -------------------------------------- --------------------- ----------------------
            Less than or equal to 2.00 to 1.00            .125%                  0.32%
            -------------------------------------- --------------------- ----------------------

         IN WITNESS WHEREOF, the undersigned has executed this certificate as of the day of __________, ____.

                                                     By:
                                                          Title:


--------
1 Section references contained herein are references to the section of the Credit Agreement requesting the respective financial data.

2 In accordance with Section 5.14., from the Effective Date to (but excluding) the Fifth Amendment Effective Date, the fees payable under such Section shall be calculated and determined based on the "Facility Fee Percentage" in effect during such period.